Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS FOURTH QUARTER 2012 RESULTS

WESTLAKE VILLAGE, CALIFORNIA, February 21, 2013 — LTC Properties, Inc. (NYSE: LTC) (“LTC” or the “Company”) announced operating results for the quarter ended December 31, 2012.  The Company reported a 4.5% increase in Funds from Operations (“FFO”) to $17.5 million in the quarter ended December 31, 2012, from $16.8 million in the comparable 2011 period.  FFO per diluted common share was $0.57 for the quarter ended December 31, 2012, an increase of 3.6% from $0.55 for the comparable 2011 period. Normalized FFO was $17.7 million in the fourth quarter of 2012 compared to $16.9 million in the fourth quarter of 2011.  Normalized FFO per diluted common share was $0.57 for the fourth quarter of 2012 compared to $0.55 for the fourth quarter of 2011.  The increase in normalized FFO and normalized FFO per diluted common share was due to higher revenues resulting from acquisitions partially offset by an increase in interest and general and administrative expenses.

FFO for the twelve months ended December 31, 2012 increased 17.4% to $69.8 million from $59.5 million in the comparable 2011 period. FFO per diluted common share for the twelve months ended December 31, 2012 increased 12.4% to $2.26 from $2.01 in the comparable 2011 period. The Company reported a 9.2% increase in normalized FFO, which excludes a $0.3 million non-recurring bankruptcy settlement distribution from Sunwest Management, Inc., to $69.9 million for the twelve months ended December 31, 2012, from $64.0 million from the comparable 2011 period.  Normalized FFO per diluted common share was $2.26 for the twelve months ended December 31, 2012, an increase of 5.1% from $2.15 for the comparable 2011 period. Normalized FFO for the twelve months ended December 31, 2011 excluded a $3.6 million charge and $0.5 million accrued dividend related to the Company’s redemption of all of its 8.0% Series F Cumulative Preferred Stock (“Series F preferred stock”).  The increase in FFO, normalized FFO, FFO per diluted common share and normalized FFO per diluted common share was due to higher revenues resulting from acquisitions partially offset by an increase in interest expense, acquisition costs, general and administrative expenses and higher weighted average shares outstanding.

Net income available to common stockholders for the quarter ended December 31, 2012 was $11.9 million or $0.39 per diluted share. For the same period in 2011, net income available to common stockholders was $11.7 million or $0.39 per diluted share. Net income available to common stockholders for the twelve months ended December 31, 2012 was $47.6 million or $1.57 per diluted share. For the same period in 2011, net income available to common stockholders was $39.8 million or $1.36 per diluted share which included a $3.6 million charge and $0.5 million accrued dividend related to the Company’s redemption of all of its Series F preferred stock. The preferred stock redemption charge is combined with preferred stock dividends in the income statement line item “income allocated to preferred stockholders.”  The increases in net income available to common stockholders were due primarily to higher revenues from acquisitions and the effects of the Series F preferred stock redemption charge in 2011 partially offset by an increase in interest expense, acquisition costs, general and administrative expenses and higher weighted average shares outstanding.

Conference Call Information

The Company will conduct a conference call on Friday, February 22, 2013, at 10:00 a.m. Pacific Time, in order to comment on the Company’s performance and operating results for the quarter ended December 31, 2012.  The conference call is accessible by dialing 888-317-6016.  The international number is 412-317-6016.  An audio replay of the conference call will be available from February 22 through March 11, 2013.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 10024324.  The earnings release will be available on our website.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentations” section of the “Investor Information” tab.

About LTC

At December 31, 2012, LTC had investments in 88 skilled nursing properties, 104 assisted living properties, 11 range of care properties, two schools and five parcels of land under development.  These properties are located in 29 states.  Assisted living properties include assisted living, independent living and memory care properties. Range of care properties consist of properties providing skilled nursing and any combination of assisted living, independent living and/or memory care services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through facility lease transactions, mortgage loans and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)		(audited)
Revenues:
Rental income	$23,231	$20,504	$87,573	$77,643
Interest income from mortgage loans	1,135	1,560	5,496	6,411
Interest and other income	146	235	964	1,111
Total revenues	24,512	22,299	94,033	85,165

Expenses:
Interest expense	2,907	1,993	9,932	6,434
Depreciation and amortization	5,692	5,117	22,153	19,524
Acquisition costs	221	168	608	393
General and administrative expenses	2,914	2,393	10,029	9,272
Total expenses	11,734	9,671	42,722	35,623

Income from continuing operations	12,778	12,628	51,311	49,542

Discontinued operations:
Loss from discontinued operations	—	(24)	—	(99)
Gain on sale of assets, net	—	—	16	—
Net (loss) income from discontinued operations	—	(24)	16	(99)

Net income	12,778	12,604	51,327	49,443
Income allocated to non-controlling interests	(7)	(47)	(37)	(191)
Net income attributable to LTC Properties, Inc.	12,771	12,557	51,290	49,252

Income allocated to participating securities	(98)	(83)	(377)	(342)
Income allocated to preferred stockholders	(819)	(818)	(3,273)	(9,078)
Net income available to common stockholders	$11,854	$11,656	$47,640	$39,832

Basic earnings per common share:
Continuing operations	$0.39	$0.39	$1.58	$1.37
Discontinued operations	$0.00	$0.00	$0.00	$0.00
Net income available to common stockholders	$0.39	$0.39	$1.58	$1.36

Diluted earnings per common share:
Continuing operations	$0.39	$0.39	$1.57	$1.37
Discontinued operations	$0.00	$0.00	$0.00	$(0.01)
Net income available to common stockholders	$0.39	$0.39	$1.57	$1.36

Weighted average shares used to calculate earnings per common share:
Basic	30,297	30,141	30,238	29,194
Diluted	30,341	30,172	30,278	29,222

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”).  Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance and we believe they are helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate comparisons of operating performance between periods.  Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent and amortization of lease inducement.  U.S. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease.  This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet.  At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term.  By excluding the non-cash portion of straight-line rental revenue and amortization of lease inducement, investors, analysts and our management can compare AFFO between periods.  Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges.  FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders.  Investors, analysts and the Company utilize FAD as an indicator of common dividend potential.   The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.  Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

The Company uses FFO, normalized FFO, normalized AFFO and normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO, normalized AFFO and normalized FAD do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, Normalized FFO, Normalized AFFO and Normalized FAD

The following table reconciles net income available to common stockholders to FFO available to common stockholders, normalized FFO available to common stockholders, normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012		2011
Net income available to common stockholders	$11,854	$11,656	$47,640		$39,832
Add: Depreciation and amortization (continuing and discontinued operations)	5,692	5,141	22,153		19,623
Less: Gain on sale of real estate, net	—	—	(16)		—
FFO available to common stockholders	17,546	16,797	69,777		59,455

Add: Preferred stock redemption charge	—	—	—		3,566	(1)
Add: Preferred stock redemption dividend	—	—	—		472	(2)
Add: Non-cash interest related to earn-out liabilities	109	110	439		464
Less: Non-recurring one-time items	—	—	(347	)(3)	—
Normalized FFO available to common stockholders	17,655	16,907	69,869		63,957

Less: Non-cash rental income	(900)	(797)	(2,604)		(3,065)
Normalized adjusted FFO (AFFO)	16,755	16,110	67,265		60,892

Add: Non-cash compensation charges	464	372	1,819		1,467
Normalized funds available for distribution (FAD)	$17,219	$16,482	$69,084		$62,359

(1)           Represents the original issue costs related to the redemption of the remaining Series F preferred stock.

(2)           Represents the dividends on the Series F preferred stock up to the redemption date.

(3)           Represents revenue from the Sunwest bankruptcy settlement distribution.

Basic FFO available to common stockholders per share	$0.58	$0.56	$2.31	$2.04
Diluted FFO available to common stockholders per share	$0.57	$0.55	$2.26	$2.01

Diluted FFO available to common stockholders	$18,470	$17,745	$73,464	$63,260
Weighted average shares used to calculate diluted FFO per share available to common stockholders	32,548	32,485	32,508	31,539

Basic normalized FFO available to common stockholders per share	$0.58	$0.56	$2.31	$2.19
Diluted normalized FFO available to common stockholders per share	$0.57	$0.55	$2.26	$2.15

Diluted normalized FFO available to common stockholders	$18,579	$17,855	$73,556	$67,762
Weighted average shares used to calculate diluted normalized FFO per share available to common stockholders	32,548	32,485	32,508	31,539

Basic normalized AFFO per share	$0.55	$0.53	$2.22	$2.09
Diluted normalized AFFO per share	$0.54	$0.53	$2.18	$2.05

Diluted normalized AFFO	$17,679	$17,058	$70,952	$64,697
Weighted average shares used to calculate diluted normalized AFFO per share	32,548	32,485	32,508	31,539

Basic normalized FAD per share	$0.57	$0.55	$2.28	$2.14
Diluted normalized FAD per share	$0.56	$0.54	$2.24	$2.10

Diluted normalized FAD	$18,143	$17,430	$72,771	$66,164
Weighted average shares used to calculate diluted normalized FAD per share	32,548	32,485	32,508	31,539

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(audited, amounts in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Real estate investments:
Land	$75,407	$57,369
Buildings and improvements	824,688	664,758
Accumulated depreciation and amortization	(198,548)	(176,546)
Net operating real estate property	701,547	545,581
Properties held-for-sale, net of accumulated depreciation and amortization: 2012 — $0; 2011 — $1,650	—	1,254
Net real estate property	701,547	546,835
Mortgage loans receivable, net of allowance for doubtful accounts: 2012 — $782; 2011 — $921	39,299	53,081
Real estate investments, net	740,846	599,916
Other assets:
Cash and cash equivalents	7,191	4,408
Debt issue costs, net	3,040	2,301
Interest receivable	789	1,494
Straight-line rent receivable, net of allowance for doubtful accounts: 2012 — $1,557; 2011 — $1,519	26,998	23,772
Prepaid expenses and other assets	7,548	7,904
Notes receivable	3,180	817
Marketable securities	—	6,485
Total assets	$789,592	$647,097

LIABILITIES
Bank borrowings	$115,500	$56,000
Senior unsecured notes	185,800	100,000
Bonds payable	2,635	3,200
Accrued interest	3,279	1,356
Earn-out liabilities	6,744	6,305
Accrued expenses and other liabilities	12,526	11,440
Accrued expenses and other liabilities related to properties held-for-sale	—	86
Total liabilities	326,484	178,387

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2012 — 2,000; 2011 — 2,000	38,500	38,500
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2012 — 30,544; 2011 — 30,346	305	303
Capital in excess of par value	510,236	507,343
Cumulative net income	724,033	672,743
Accumulated other comprehensive income	152	199
Cumulative distributions	(810,125)	(752,340)
Total LTC Properties, Inc. stockholders’ equity	463,101	466,748

Non-controlling interests	7	1,962
Total equity	463,108	468,710
Total liabilities and equity	$789,592	$647,097